EXHIBIT 10.44

                              CONVERSION AGREEMENT


         THIS CONVERSION AGREEMENT ("Agreement"), is made and entered effective as of February 23, 1999, among LifeRate Systems, Inc., a Minnesota corporation (the "Company"), and Medtronic, Inc. a Minnesota corporation ("Medtronic").

         A. Medtronic holds a Convertible Promissory Note, dated May 12, 1997, of the Company in the principal amount of One Million Dollars ($1,000,000.00), as amended pursuant to a letter agreement, dated November 10, 1997 (as amended, the "Note").

         B. The Company has ceased operations and is winding down its business.

         C. Medtronic is willing to enter into this Agreement in full satisfaction of the Note so to facilitate the winding down of the Company's business.

         Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PARTIAL PAYMENT ON THE NOTE. Promptly following execution of this Agreement, the Company shall pay to Medtronic the amount of Sixty-Two Thousand Dollars ($62,000) as a principal payment under the Note. After such payment the principal amount due under the Note shall be Nine Hundred Thirty-Eight Thousand Dollars ($938,000) (the "New Principal Amount").

         2. CONVERSION OF NOTE. Medtronic hereby agrees that effective upon the payment, of $62,000 pursuant to Section 1, the New Principal Amount will automatically convert into 625,333 shares of Common Stock of the Company (the "Conversion Securities") at a conversion price of $1.50 per share. Medtronic acknowledges no interest is due under the Note. The cash payment of $62,000 and the issuance of the Conversion Securities shall constitute full payment of all amounts due under the Note and all obligations of the Company thereunder. Upon the payment of $62,000 pursuant to Section 1, Medtronic shall surrender the original Note to the Company, and the Company shall instruct its transfer agent and registrar to issue to Medtronic a stock certificate representing 625,333 shares of Common Stock.

         3. REPRESENTATIONS AND WARRANTIES OF MEDTRONIC. Medtronic represents and warrants to the Company as follows:

                  (a) The Conversion Securities are being acquired for investment for Medtronic's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Medtronic understands that the Conversion Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Medtronic. Medtronic further understands that the Conversion Securities may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or an exemption from the requirements of the Securities Act and applicable state securities laws.

                  (b) Medtronic's principal office is at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432-3576. Medtronic qualifies as an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act. Medtronic acknowledges that the Company has made available to Medtronic at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Company and the terms and conditions of the issuance of securities contemplated by this Agreement and to obtain any additional information (which the Company



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         possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Medtronic. Medtronic is able to bear the loss of its entire investment in the Conversion Securities without any material adverse affect on its business, operations or prospects, and has such knowledge and experience of financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

                  (c) This Agreement has been duly authorized by all necessary action on the part of Medtronic, has been duly executed and delivered by Medtronic and is a valid and binding agreement of Medtronic.

         4. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise), in whole or in part, by any party without the prior written consent of each other party, and neither this Agreement nor any provision hereof may be amended, modified, waived or discharged without the written consent of the party against whom enforcement of such amendment, modification, waiver or discharge is sought..

         5. MISCELLANEOUS.

                  (a) This Agreement embodies the entire agreement and understanding of the parties relative to the subject matter hereof and supersedes any and all other agreements and understanding, whether written or oral, relative to the matters discussed herein.

                  (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.


                                 LIFERATE SYSTEMS, INC.


                                 By /s/  F.G. Hamilton
                                   ---------------------------------------
                                   F.G. Hamilton

                                 Its Acting CEO


                                 MEDTRONIC, INC.


                                 By /s/  Michael Ellwein
                                   ---------------------------------------
                                   Michael Ellwein

                                 Its Vice President, Chief Development Officer




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